Registration No. 333-30807


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                          ____________


                 POST-EFFECTIVE AMENDMENT NO. 1
                               to
                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ____________


              UNION TEXAS PETROLEUM HOLDINGS, INC.
     (Exact name of Registrant as specified in its charter)

           Delaware                                  76-0040040
(State or other jurisdiction of               (IRS Identification No.)
 incorporation or organization)


                 c/o ATLANTIC RICHFIELD COMPANY
        515 South Flower Street, Los Angeles, CA    90071
                         (213) 486-3511
           (Address, including zip code, and telephone
                 number including area code of
             registrant's principal executive offices)


               UNION TEXAS PETROLEUM SAVINGS PLAN
                     FOR SALARIED EMPLOYEES
                    (Full title of the plan)

                          ____________

                            Copies to

      Diane A. Ward, Esq.                         Bruce G. Whitmore, Esq.
Senior Counsel - Securities & Finance         Senior Vice President, General
  Atlantic Richfield Company                 Counsel and Corporate Secretary
   515 South Flower Street                      Atlantic Richfield Company
   Los Angeles, CA   90071                       515 South Flower Street
       (213) 486-2808                            Los Angeles, CA  90071
                                                      (213) 486-1774

                             PART II


     Following termination of the offering on June 29, 1998, the date on which Union Texas Petroleum Holdings, Inc. was merged into a wholly-owned, privately held subsidiary of Atlantic Richfield Company, this Post-Effective Amendment No. 1 is being filed to deregister the Common Stock that remained unsold at such date under the Union Texas Petroleum Savings Plan For Salaried Employees.



Item 8.  Exhibits

     Exhibit No.         Description of Exhibit
     -----------         ----------------------

          3              Certificate of Merger

         24              Power of Attorney


Item 9.  Undertakings

      Pursuant to Registrant's undertaking to remove from registration by means of a post-effective amendment any of the securities remaining unsold at the termination of the offering, registrant is filing this Post-Effective Amendment No. 1.


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


                            SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 30th day of September, 1998.

                               UNION TEXAS PETROLEUM HOLDINGS, INC.

                                       */s/ MICHAEL E. WILEY
                               By:_________________________________
                                      Michael E. Wiley
                                      Chairman of the Board and
                                      Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                    Title                    Date
       ---------                    -----                    ----


 */s/ MICHAEL E. WILEY
________________________     Chairman of the Board,    September 30, 1998
   Michael E. Wiley          Chief Executive Officer
 (Principal executive        and Director
        officer)


 /s/ MARK E. NICHOLLS
________________________     Senior Vice President,    September 30, 1998
   Mark E. Nicholls          Chief Financial Officer
 (Principal financial        and Controller
  officer and Principal
   accounting officer)


*/s/ MARIE L. KNOWLES
________________________     Director                  September 30, 1998
   Marie L. Knowles


*/s/ DONALD R. VOELTE, JR.
________________________     Director                  September 30, 1998
  Donald R. Voelte, Jr.


*/s/ WILLIAM E. WADE, JR.
________________________     Director                  September 30, 1998
  William E. Wade, Jr.


  /s/ MARK E. NICHOLLS
*By_____________________
     Mark E. Nicholls
     Attorney-in-Fact


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


                         PLAN SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 7th day of October, 1998.

                                   UNION TEXAS PETROLEUM
                                   SAVINGS PLAN FOR SALARIED EMPLOYEES

                                        /s/ ALAN R. CRAIN, JR.
                                   By:_____________________________
                                            Alan R. Crain, Jr.


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